UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A7

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zev Ventures, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
79999916
(Primary Standard Industrial Classification Code Number)
47-2615102
(I.R.S. Employer Identification Number)
500C Grand St. Apartment 3G New York NY, 10002
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
VCorp Services, LLC 1645 Village Center Circle Las Vegas, NV 89134 1-888-528-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	2,000,000 Shares	$0.05	$100,000.00	$11.62	(2)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

William R. Eilers, Esq.

Eilers Law Group, P.A.

1000 Fifth Street

Suite 200 – P2

Miami Beach, FL 33139(786) 273-9152

Subject to completion, dated July ___, 2016

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

ZEV VENTURES, INC.

500C Grand St.

Apartment 3G

New York NY, 10002 (631) 418-7044

2,000,000 OF COMMON STOCK

This is the initial offering of Common Stock of Zev Ventures, Inc. We are offering for sale a total of 2,000,000 of Common Stock at a fixed price of $0.05 per share for the duration of this Offering (the "Offering"). We have no minimum Offering. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Zev Turetsky, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Turetsky will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Turetsky will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional ninety (90) days. If all of the shares offered by us are purchased, the gross proceeds to us will be $100,000. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.05	Not Applicable	$11,500	$36,500	$86,500
Total	$0.05	Not Applicable	$11,500	$36,500	$86,500

Our independent registered public accountant has issued an audit opinion for Zev Ventures, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 HEREOF BEFORE BUYING ANY SHARES OF ZEV VENTURE’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July ____, 2016

 i

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Zev Ventures, Inc. (“Zev Ventures, Inc.” or the “Company”) was incorporated in the State of Nevada on December 29, 2014. The Company purchases sporting events tickets in bulk directly from ticket vendors such as Ticketmaster and the sports franchises and sports associations directly. The Company intends to focus primarily on tickets offered by the following sports leagues: Major League Baseball (“MLB”), the National Basketball Association (“NBA”), the National Hockey League (“NHL”), and the National Football League (“NFL”). Teams in these leagues sell their tickets for below market price in order to insure games are sold out and to maintain customer loyalty. We intend to capitalize on this market inefficiency by reselling tickets purchased from primary vendors at the price actually commanded by the market on StubHub, a ticket resale marketplace.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded $4,631.80 in revenues since inception. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $20,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our sole officer and director, and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

We hope that we will be able to secure additional financing, and complete this Offering within the coming months, to be able to secure a team by Fall of 2015. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan for marketing and operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted was the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor Zev Turetsky or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Zev Ventures, Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Zev Ventures, Inc.

Securities being offered	Up to 2,000,000 of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.05

No Revocation	Once you submit a Subscription Agreement and the Company accepts it, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors or an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 3,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President, Chief Executive Officer, and Chief Financial Officer, Zev Turetsky.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $13,500.

Net Proceeds to the Company	The Company is offering 2,000,000 of Common Stock, $0.0001 par value at an offering price of $0.05 per share for gross proceeds to the Company of $100,000. The full subscription price will be payable at the time of subscription and any such funds received from customers in this Offering will be released to the Company when subscriptions are received and accepted.

Use of Proceeds	If the maximum amount of funds are raised, we intend to fund our operations and then implement our business plan. If we sell 15% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to pay our existing liabilities and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE COMPANY

Our independent auditors have issued an audit opinion for Zev Ventures, Inc. that includes a statement describing our going concern status. Our financial status creates doubt whether we will continue as a going concern.

As described in Note 2 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on December 29, 2014, and we have not fully developed our proposed business operations. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to December 31, 2015, was $20,563. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

The completion of this Offering;
Our ability to attract buyers;
Our ability to resell tickets at a profit.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms that are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders. However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;
2.	continue to seek alternative and acceptable sources of capital; or
3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

There is an extremely low barrier to entry in the online ticket sales market.

Barrier to entry in the industry is extremely low and there are many competitors. Zev Ventures, Inc. intends to establish itself as a competitive company in the online event tickets market. Zev Ventures, Inc.’s main competitors will be businesses offering similar services. As a small company compared to some of our competitors, they have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Limitations set by ticket vendors can hamper our ability to build sufficient inventory to maintain operations.

Some online ticket vendors, such as Ticketmaster, have limitations in the number of tickets that can be purchased by a single entity. These limitations may be a certain number of ticket per households or number of tickets purchased in a single transaction. To avoid these issues, we intend to purchase from multiple vendors, including the sports franchises directly as well as the organization for each sport, such as the MLB, NBA and NFL. Although we believe we are able to diversify our vendor sources to meet our inventory needs, we have no ability to control the limitations and restrictions set by vendors. If the vendors’ restriction are too limiting, we may not be able to execute on our business plan.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail .

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $100,000.00.00 to provide sufficient capital to fully development our business plan. If we raise less than $100,000.00, we will still be to operate, but on a much more limited basis, particularly in our ability to market our services. For estimated allocations of funds, please reference Use of Proceeds below. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

Because Zev Turetsky (our officer and directors) has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 30% of their time, or 20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Turetsky. In the event he is are unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Because management has limited experience in managing the online sales of event tickets, our business has a higher risk of failure.

Our officer and director has limited business experience in managing the online sales of event tickets. Additionally, our principal executive and financial officer has no experience running a public company. Consequently, management's decisions and choices may not be well thought out, and we may be unable to contract adequately experienced personal to assist in product development, and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We are dependent upon our current officer.

We currently are managed by one officer and we are entirely dependent upon him in order to conduct our operations. If he should resign or die, there will be no one to run Zev Ventures, Inc., and the company has no Key Man insurance. If our current officer is no longer able to serve as such and we are unable to find another person to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business model requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the online sales of event tickets, while maintaining a low cost of operations. The Company will not retain any employees, and instead hire a group of independent contractors on an as needed basis. If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan. In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our business model assumes that we will be able to sell tickets at a profit.

We have structured our business model with the assumption that there will be a market for tickets we purchase and sell that includes our mark up. Our strategy is to target tickets that we are confident will have a greater resale value that then original purchase. However, we have no way of ensuring that purchaser will be willing to purchase our tickets after market. As such, if we fail to target tickets that produce revenues under our model, we will have no choice but to sell our inventory at a loss.

Our controlling stockholder has significant influence over the Company.

As of April 27, 2015, Zev Turetsky, the Company's Chief Executive Officer, owns 100% of the outstanding common stock, which becomes 60% if all of the shares offered are sold. As a result, Mr. Turetsky possesses significant influence over our affairs. His stock ownership and position as sole director may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Zev Ventures, Inc. will be unable to affect the outcome of stockholder voting as long as Mr. Turetsky retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is also our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audits.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our principal executive officer's decisions and activities, and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Our Ability To Sustain Our Operations Is Dependent On Our Ability To Raise Financing.

We have accrued net losses of $22,910.0for the period from our inception on December 22, 2014 to March 31, 2016. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Zev Ventures, Inc. is suitable.

We require minimum funding of approximately $100,000.00 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officer and director who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing.

RISKS RELATED TO THIS OFFERING

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through March 31, 2017, including a Form 10-K for the year ended December 31, 2016, assuming this registration statement is declared effective before that date. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on the anniversary of our effective statement for this registration statement. If we do not file a registration statement on Form 8-A at or prior to the anniversary of the effective statement for this registration statement, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144. As it may be determined that we are a“Shell Company” as defined by Rule 144.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be determined to have nominal assets, and thus we may considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 would not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because, if we were determined to be a “shell company” none of our non-registered securities could be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our potential status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If our registration statement is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this Offering as soon as the funds have been received, and will retain broad discretion in the allocation of the net proceeds of this Offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company's business strategy and accomplish the Company's objectives. Accordingly, the Company's business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Zev Ventures, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards .

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,500 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $20,000.00 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

One officer and director currently owns 100 % of the issued and outstanding stock and will continue to control at least 60% of the Company`s issued and outstanding common stock after this Offering assuming all the shares being offered by the Company are sold.

Presently, the Company's officer and director owns 3,000,000 (100%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Zev Ventures, Inc.’s shareholders, including the election of directors. Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholder, officer and director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering. Even if our current officer and director does own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely to Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock listed on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today, means that shares of a company will not likely be traded.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this Offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $100,000.00 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses		Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 (25%)	$25,000.00			$11,750.00	Sales and Marketing	$2,200.00
					Website Development	$2,000.00
		SEC Filings	$250.00		Ticket Inventory	$3,550.00
		Transfer Agent	$3,000.00		Personal Seat Licenses	$2,000.00
		Misc. Expenses	$1,000.00
		Legal & Accounting	$9,000.00		Working Capital	$9,750.00
					Admin/Professional Fees (1)	$2,000.00
		TOTAL	$13,250		TOTAL	$11,750.00
1,000,000 (50%)	$50,000.00			$36,750.00	Sales and Marketing	$5,000.00
					Website Development	$2,000.00
		SEC Filings	$250.00		Ticket Inventory	$20,000.00
		Transfer Agent	$3,000.00		Personal Seat Licenses	$6,750.00
		Misc. Expenses	$1,000.00
		Legal & Accounting	$9,000.00		Working Capital	$33,750.00
					Admin/Professional Fees (1)	$3,000.00
		TOTAL	$13,250.00		TOTAL	$36,750.00
1,500,000 (75%)	$75,000.00			$61,750.00	Sales and Marketing	$10,000.00
					Website Development	$2,000.00
		SEC Filings	$250.00		Ticket Inventory	$35,000.00
		Transfer Agent	$3,000.00		Personal Seat Licenses	$4,750.00
		Misc. Expenses	$1,000.00
		Legal & Accounting	$9,000.00		Working Capital	$56,750.00
					Admin/Professional Fees (1)	$5,000.00
		TOTAL	$13,250.00		TOTAL	$61,750.00
2,000,000 (100%)	$100,000.00			$86,750.00	Sales and Marketing	$20,000.00
					Website Development	$2,000.00
		SEC Filings	$250.00		Ticket Inventory	$45,000.00
		Transfer Agent	$3,000.00		Personal Seat Licenses	$14,750.00
		Misc. Expenses	$1,000.00
		Legal & Accounting	$9,000.00		Working Capital	$81,750.00
					Admin/Professional Fees (1)	$5,000.00
		TOTAL	$13,250.00		TOTAL	$86,750.00

(1)	Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

The market for resale of sporting event tickets is constantly changing and may have seasonal shifts and are highly dependent upon the performance of a given team within their regional market. As such, it is difficult to determine consistent projections for demand for ticket sales. Because of these uncertainties, the Use of Proceeds, as laid forth above are general estimates based upon our understanding of the current markets. As some sports seasons wind down and others begin, we will adjust according to market demand. If demand is low, we may have to allocate additional funds toward marketing and advertising.

The funds from this Offering will not be used to pay Zev Turetsky for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

We intend to sell 2,000,000 shares of our Common Stock at a price of $0.05 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration			Price Per
	Number of Shares	Percent	Amount		Percent	Share
Existing Shareholder	3,000,000	60%	$300	(1)	0.4%	$0.0001
Purchasers of Shares	2,000,000	40%	$100,000		99.6%	$0.0500
Total	5,000,000	100%	$100,300		100%

(1)	Pursuant to the Organizational Minutes of the Company, the Company issued 3,000,000 shares of its Common Stock, $0.0001 par value per share to our President, Mr. Zev Turetsky, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2016. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at March 31, 2016	$(0.0078) per share	$(0.0078) per share	$(0.0078) per share
Net tangible book value after giving effect to the Offering	$0.0153 per share	$0.0115 per share	$0.0067 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0231 per share	$0.0193 per share	$0.0144 per share
Per Share Dilution to New Investors	$0.0347 per share	$0.0385 per share	$0.0433 per share
Percent Dilution to New Investors	69.36%	77.07%	86.70%

If 100% of the offered shares are sold we will receive the maximum proceeds of $86,750.00, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $61,750.00 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $36,750.00 after offering expenses have been deducted. If we sell 13.25% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 3,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 2,000,000 of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Zev Turetsky will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Zev Turetsky is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Zev Turetsky will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Zev Turetsky is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Zev Turetsky will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Zev Turetsky has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.	receive, review and execute and deliver a Subscription Agreement; and

2.	deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the customer, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted Subscription Agreements are irrevocable, even if you subsequently learn information about the Company that you consider to be materially unfavorable.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of Common Stock, $0.0001 par value per share.

The holders of our Common stock:

1.	Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors
2.	Are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.
3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.
4.	Are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation do not authorize the issuance of Preferred Stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

We currently do not have a stock transfer agent. The Company has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF ZEV VENTURES, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

DESCRIPTION OF BUSINESS

Company Overview

Zev Ventures, Inc. (“Zev Ventures, Inc.” or the “Company”) was incorporated in the State of Nevada on December 29, 2014, and our fiscal year end is December 31. The Company’s administrative address is 500C Grand St. Apartment 3G New York NY, 10002. Our telephone number is (631) 418-7044.

Zev Ventures, Inc. has begun generating revenues and continues to grow our inventory, however, our ability to fully implement our business plan requires us to raise additional funds for marketing and inventory.

Zev Ventures, Inc. has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. The Company, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

The Company purchases sporting events tickets in bulk directly from ticket vendors such as Ticketmaster and directly from the sports franchises and sports associations. The Company intends to focus primarily on tickets offered by the following sports leagues: Major League Baseball (“MLB”), the National Basketball Association (“NBA”), the National Hockey League (“NHL”), and the National Football League (“NFL”). Teams in these leagues sell their tickets for below market price in order to insure games are sold out and to maintain customer loyalty. We intend to capitalize on this market inefficiency by reselling tickets purchased from primary vendors at the price actually commanded by the market on StubHub, a ticket resale marketplace.

Buying tickets on the primary market in bulk and months in advance of a given sporting event will permit us to resell those tickets on the secondary market at a 5-20% markup. For tickets to events in unusually high demand, such as playoff games or late-season games with potential playoff implications, the markup can be as high as 30-100%.

Our ability to profit on the resale of tickets depends highly on an event’s ability to sell out. Sold out events eliminate primary market vendors from our competition and decrease the supply of tickets, thus increasing our profits.

Industry Overview

The secondary ticket market is a $5 billion a year industry with an expected 12% annual growth rate. 1 StubHub commands 45% of that market, translating to $2.25 billion worth of sales on StubHub annually.

Current Operations

In 2015, the Company had purchased tickets for four adjacent seats at 20 New York Yankees games during the 2015 MLB season. The total cost of the tickets was $1,600. For the 2016 MLB season, the Company have purchased a similar ticket package with the New York Yankees, also costing $1,600 for 4 tickets to 20 games. This ticket package gives us the privilege of a playoff package as well as first rights to playoff tickets. The Company has also purchased 3 tickets to 41 New York Mets’ game. This package, too, provides access to playoff tickets. The ticket packages with the Yankees and Mets also provide the Company with reduced admission to marquee regular season events, such as Noah Syndergaard, Bobblehead or the retirement of Mike Piazza's jersey. The Company is currently on on a waiting list for New York Ranger's season tickets, the hottest and hardest ticket to get in NY. Looking forward to the upcoming NFL season, the Company is currently researching the NFL and considering which teams have to most promise for the 2016-2017 season. I will buy seasons tickets for 2-3 teams. So far, the Company has purchased 4 tickets to all 8 Cincinnati Bengals home games. Similar to baseball packages, these tickets provide 1st rights to the playoff tickets in the selected seats.

The Company has also opened a StubHub account for the purpose of reselling its tickets.

Status of Publicly Announced New Products or Services

The Company currently has no new publicly announced products or services.

Marketing Strategy

We will advertise and market our business with a fully-optimized website, internet marketing such as pay-per-click, and social media marketing. Our competitors are generally larger companies with more assets and a larger advertising budget. However, we believe that targeted internet marketing will allow us to attract buyers and sellers of events tickets.

Growth Strategy

The Company intends to use the proceeds from this Offering to further its growth strategy. Rather than buying individual sporting events tickets, the Company will use the proceeds to purchase tickets in bulk, resulting in lower costs to the Company and increased margins. Additionally, the Company intends to develop a website of its own for the purpose of reselling its tickets. In doing so, we will be able to eliminate our dependency on StubHub, and in doing so, will increase our margins further because we will not have to pay any third-party vendor fees. We also plan on purchasing NFL Personal Seat Licenses (“PSLs”) in the future.

1 Eric Schroeder et al., A Brief Overview on Ticket Scalping Laws, Secondary Ticket Markets, and the StubHub Effect, 30 Ent. & Sports Law. , Nov. 2012, at 1, 26.

Competition

Barrier to entry in the industry is extremely low and there are many competitors. Before we launch our own website for the purpose of selling our tickets, our primary competition will be other ticket resellers on StubHub. Once we successfully launch our website, our competition will consist of companies such as StubHub, Ticketliquidator.com, Ticketnetwork.com, Ticketsnow.com, and Vividseats.com.

For events that fail to sell out, we will also compete with primary ticket vendors, such as TicketMaster.

As a small company compared to some of our competitors, they have significantly greater financial and marketing resources. They may have a greater advantage to negotiate higher commissions because of their more recognizable brand. There are no assurances that our efforts to compete in the marketplace will be successful.

Talent Sources and Names of Principal Suppliers

Zev Ventures, Inc. will employ the services of our officer and director to design and develop our website, as well as our auction system. We hope to receive enough commissions from buyers and sellers. There are no guarantees that we will make enough profit to operate our business from operational cash flows.

Dependence on one or a few major Customers

The Company will be dependent on the website and internet marketing, including search engine optimization, paid advertising (such as Google Adwords) and social media marketing for finding customers.  Currently we have not yet acquired any customers, since our website is not designed and developed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan that require a patent, trademark, or product license.

Government Regulation

We are not currently subject to direct federal, state, or local regulation other than the requirement to have a business license for the area in which we conduct business.

Employees and Consultants

Zev Ventures, Inc. has no employees. Our officer and director is donating his time to the development of the company, and intends to do whatever work is necessary in order to bring us to the point of greater revenues. We have no other employees, and do not foresee hiring any additional employees in the near future. Our officer and director will also be responsible for designing and developing our website and auction system, and managing our Internet Marketing efforts.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

DESCRIPTION OF PROPERTY

The Company’s principal business and corporate address is 500C Grand St. Apartment 3G New York NY, 10002; the telephone number is (631) 418-7044. The space is being provided by management on a rent-free basis. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

The Company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The 3,000,000 shares of common stock outstanding as of March 1, 2016, are owned by Mr. Turetsky and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Rule 144 Shares

After the date this Prospectus is declared effective, 3,000,000 of our outstanding shares of common stock will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six month holding period securities may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. Our officer and director owns 3,000,000 restricted shares, or 100% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Management's Discussion and Analysis Of Financial Condition And Results Of Operations

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Zev Ventures, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated $3,891 in revenue since inception and have incurred $18,257 in expenses through December 31, 2015. For the period ended March 16, 2016, we have generated $740.80 and have incurred $2,752 in expenses.

The following notes provides selected financial data about our company for the period ended March 31, 2016.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have generated nominal. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Zev Ventures, Inc. is a development stage company that has minimal operations, minimal revenue, no financial backing and limited assets. Our plan involves purchasing tickets and reselling then as well as to provide an online venue for sellers and buyers to sell and buy event tickets directly or through our auction system, both of which will require a commission.

If we receive a capital investment of $75,000.00 or the sale of 75% of this Offering, we will be able to design and develop our website fully with full functionality, which will require $1,000.00 to hire the designer and developer and $1,000.00 will be allocated to design and develop our auction system. Our advertising and marketing budget of $10,000.00 will be used to set up Google Adwords advertising campaigns targeting people searching for an online venue to purchase and sell event tickets, as well as an SEO effort that includes hiring a writer for blogging, link-building and social media marketing campaigns. We will purchase $35,000.00 in ticket inventory. An additional $5,000.00 will be used for professional fees, which include fees for accounting and legal. $2,000.00 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service.

If we receive a capital investment of $50,000.00 or the sale of 50% of this Offering, we will be able to design and develop our website with fully functionality, which will require $1,000.00 to hire the designer and developer and $1,000.00 will be allocated to design and develop our auction system. Our advertising and marketing budget of $5,000.00 will be used to set up Google Adwords advertising campaigns targeting people searching for an online venue to purchase and sell event tickets, as well as an SEO effort that includes hiring a writer for blogging, link-building and social media marketing campaigns. An additional $3,000.00 will be used for professional fees, which include fees to for accounting and legal. $2,000.00 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service.

If we receive a capital investment of $25,000.00 or the sale of 25% of this Offering, we will only be able to allocate $2,000.00 to design and develop our website with full functionality. We will be able to only allocate $3,550 for inventory and only $2,000.00 towards our advertising and marketing. An additional $2,000.00 will be used for professional fees, which include fees to for accounting and legal. $1,000.00 will be used for miscellaneous office expenses that are necessary to operate our business, such as phone service and internet service. We feel that if we only raise $20,000.00 we will be unable to develop the business enough to generate sufficient revenues for future operations.

However, in order to most effectively develop our business plan, we feel that the full $100,000.00 or 100% of this Offering is required. The timeline for each phase of development will be after completion of this Offering, and is as follows: We anticipate the completion of the website to take no longer than 6 to 8 weeks; up to 6 months for the auction system; Google Adwords advertising will commence after the completion of this Offering and will be ongoing, targeting consumers searching to buy or sell event tickets online; SEO and social media marketing campaigns will start immediately since those services will not be outsourced to contractors.

Following completion of our Offering, we will immediately finalize construction of our dedicated website (http://www.zevventures.com). We have currently written the majority of the content for our website, as we are able to do so internally without incurring any costs. We currently do not have funds available to contract out the development of the website structure and layout until we complete our offering and have budgeted funds to do so. To date we have only registered the domain name www.zevventures.com. For our Internet marketing efforts, the website content will be search-engine optimized ("SEO"), as well as outreaches (i.e., emailing) to partner sites and blogs that specialize in promoting events such as concerts, sporting events and various live entertainment to build website link exchanges; these are sites and blogs that specialize in promoting live events, driving traffic to our site. We will also utilize Search Engine Paid Advertising/Google Adwords and social media marketing ("SMM") to disseminate our service to customers and market our services.

We will begin development of the auction system that will be a second source of sales and commissions after completion of our website. We expect development to take approximately 6 months.  We expect to allocate $2,000 for this auction system.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing. Although there are no written agreements in place, additional financing may be available to us through contributions from the officers and directors of which they have the means. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments or specific understandings, either verbally or in writing, between the officers and directors.

During the first year of operations, our officers and directors will also provide their labor at no charge. We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of independent contractors for the design and development of our website and auction system.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs would be a minimum of $20,000.00 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering and purchase minimal ticket inventory for resale. If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering and purchase minimal ticket inventory for resale.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Zev Ventures, Inc. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $300.00 through the sale of common stock to our officer and director. Our officer and director, Zev Turetsky, purchased a total of 3,000,000 shares of our common stock at $0.0001 on December 22, 2014. Our financial statements from inception (December 29, 2014) through the period ended December 31, 2015, report sales of $3,891 and a net loss of $20,563. Our financial statements for the period ended March 31, 2016 report sales of $740.80 and a net loss of $3,135.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering and purchase limited inventory for resale. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $100,000 from this Offering. However, if we raise $50,000.00, we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $25,000.00 from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development. We feel we need to raise at least $20,000.00 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and age of our current director and executive officer, as well as the principal offices and positions he holds. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than Mr. Turetsky, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Zev Turetsky	25	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Zev Turetsky has held the position of Director since December 22, 2014, and the positions of President, CEO, CFO, Secretary, and Treasurer since December 22, 2014. The person named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officer and director set forth herein is our only officer, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Zev Turetsky, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters. After receiving funding per our business plan, Mr. Turetsky will continue to devote up 30% of his time (20 hours per week) to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Zev Turetsky

Zev Turetsky received his Bachelor’s Degree in History from Queens College in 2014. Zev has been self employed for the past two years specializing in the sporting event tickets retailer business. He has extensive experience in acquiring, presenting, and marketing to Internet customers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

During the period from inception (December 29, 2014) to the period ended March 31, 2016, no compensation has been accrued by or paid to:

(i)	any individual serving as Zev Ventures’ principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Zev Venture's two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Zev Ventures, Inc. at the end of the period.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Zev Turetsky	Chairman, CEO	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	and President	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards Since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our Board of Directors is currently composed of one member, Zev Turetsky.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Zev Turetsky, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Zev Turetsky collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Zev Turetsky unless the communication is clearly frivolous.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2016, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 31, 2016, we had 3,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)

Common Stock	Zev Turetsky	3,000,000	100%

	Total	3,000,000	100%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

We received our initial funding of $300.00 through the sale of common stock to our officers and directors.

On December 22, 2014, 3,000,000 shares of the Company’s common stock were issued to Zev Turetsky, the sole officer and director of the Company, at the price of $0.0001 per share (a total of $300).

Shareholder loans

From the inception of the Company (December 29, 2014) until the financial statement date of March 31, 2016, there were no shareholder loans.

Mr. Turetsky is a founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

One officer and director purchased the following shares:

•	On December 22, 2014 the Company issued 3,000,000 shares of common stock to Zev Turetsky at $0.0001 per share for $300.00, cash.

From inception of the Company (December 29, 2014) through the period ended March 31, 2016, Zev Turetsky, the CEO, has loaned the company $15,648. There have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

Our Board of Directors has determined that it does not have a member that is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William R. Eilers, Esq. of Eilers Law Group, P.A.

EXPERTS

Weinstein & Co., C.P.A., our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Weinstein & Co. C.P.A. has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2015 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Zev Turetsky, our President and Chief Executive Officer.

ZEV VENTURES INC

FINANCIAL STATEMENTS

for the period ended December 31, 2015

ZEV VENTURES INC

FINANCIAL STATEMENTS

for the period ended December 31, 2015

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Zev Ventures Inc

We have audited the accompanying balance sheets of Zev Ventures Inc (“the Company”) as of December 31, 2015 and 2014 and the related statements of operations, changes in stockholder's deficit and cash flows for the year ended December 31, 2015 and the period from inception (December 22, 2014) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Zev Ventures Inc as of December 31, 2015 and 2014 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established any source of revenue to cover its operating costs. As of December 31, 2015, the Company has a working capital deficit and insufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
February 15, 2016

ZEV VENTURES INC

BALANCE SHEET

as of

	December 31	December 31
	2015	2014
	$	$
ASSETS

Current assets:
Cash and cash equivalents	5,174	1,500
Inventory	2,866	-
TOTAL ASSETS	8,040	1,500

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities :
Accounts payable	2,000	-
Loan from related party	26,303	1,988
Total liabilities	28,303	1,988

Stockholder's Deficit
Common stock, $0.0001 par value; 75,000,000 shares authorized; 3,000,000 shares issued and outstanding at December 31, 2015	300	300
Accumulated deficit	(20,563)	(788)
Total Stockholder's Deficit	(20,263)	(488)
TOTAL LIABILTIES AND STOCKHOLDER'S DEFICIT	8,040	1,500

The accompanying notes are an integral part of these financial statements.

ZEV VENTURES INC

STATEMENT OF OPERATIONS

	Year ended December 31,	3 Months Ended December 31,	Period from December 22, 2014 (Inception) to December 31,
	2015	2015	2014
	$	$	$

Sales	3,891	1,561	-

Cost of Sales	5,409	1,852	-

Gross Profit	(1,518)	(291)	-

Operating expenses :
Professional fees
Audit fees	9,500	4,000	-
Legal fees	6,000	-	-
Bank charges	140	35	-
Filing fees	2,558	517	788
Miscellaneous fees	59	59
Total operating expenses	(18,257)	(4,611)	(788)
Net loss	(19,775)	(4,902)	(788)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	-0.007	-0.002	0.000
Weighted-average number of common shares outstanding	3,000,000	3,000,000	3,000,000

The accompanying notes are an integral part of these financial statements.

ZEV VENTURES INC

STATEMENT OF STOCKHOLDER'S DEFICIT

For the year the period since inception (December 22, 2014) end December 31, 2014

and

the year ended December 31, 2015

	Common Stock		Accumulated	Total Stockholder's
	Shares	Amount	Deficit	Deficit
		$	$	$
Inception (December 22, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	3,000,000	300	-	300

Loss for the period	-	-	(788)	(788)

Balance at December 31, 2014	3,000,000	300	(788)	(488)

Loss for the Year			(19,775)	(19,775)

Balance at December 31, 2015	3,000,000	300	(20,563)	(20,263)

The accompanying notes are an integral part of these financial statements.

ZEV VENTURES INC

STATEMENT OF CASH FLOWS

	Year Ended December 31,	3 Months Ended December 31,	Period from December 22, 2014 (Inception) to December 31,
	2015	2015	2014
			$

CASH FLOW FROM OPERATING ACTIVITIES

Net loss	(19,775)	(4,902)	(788)
Increase in inventory	(2,866)	37	-
Increase in accounts payable	2,000	-	-
Net cash used in operating activities	(20,641)	(4,865)	(788)

CASH FLOW FROM INVESTING ACTIVITIES	-	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock			300
Proceeds from loan from related party	24,315	5,150	1,988
Net cash provided by financing activities	24,315	5,150	2,288

Increase in cash and cash equivalents	3,674	285	1,500

Cash and cash equivalents at the beginning of the period	1,500	4,889	-

Cash and cash equivalents at the end of the period	5,174	5,174	1,500

The accompanying notes are an integral part of these financial statements

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Zev Ventures Inc. (the “Company”) is a Nevada Corporation, incorporated under the laws of the State of Nevada on December 22, 2014. The Company's business plan involves purchasing tickets online for popular sporting events and reselling them through online marketplaces.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The company has a working capital deficit of $20,263. As of December 31, 2015, the Company has a loss from operations of $19,775 and an accumulated deficit of $20,563. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2016.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Inventory

The Company purchases online tickets to sporting events that are held as inventory. Inventories are presented at the lower of cost or market and are expensed through cost of sales when sold. The company plans to utilize the specific identification method of accounting for inventory since each ticket is identifiable by a unique ticket number and is easy to track from purchase up to sale

Property, plant and equipment

The Company does not own any property, plant and equipment.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue recognition

Revenues are generated through the sale of inventory. The Company recognizes revenue when the online sale has been processed as delivery has occurred, the selling price has been determined and proceeds have been collected.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2015, the Company had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1: Quoted prices in active markets for identical instruments;

- Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Recent Accounting Standards Updates

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in Accounting Standards Codification ("ASC") Topic 275, "Risks and Uncertainties", is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014, with early adoption permitted.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We do not believe that the adoption of the provisions of this ASU will have any impact on our results of operations, cash flows or financial condition.

Recently Adopted Accounting Pronouncements

In the period ended December 31, 2014, the Company has elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 3 – LOAN FROM RELATED PARTY

	December 31	December 31
	2015	2014
	$	$

Loans from related parties	26,303	1,988

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 – STOCKHOLDER’S DEFICIT

Common Stock

On December 22, 2014, the Company issued 3,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $300 cash.

NOTE 5 – INCOME TAXES

The provision (benefit) for income taxes for the period ended December 31, 2015 was as follows (assuming a 15% effective tax rate):

	December 31	December 31
	2015	2014
	$	$
Current Tax Provision:
Federal-
Taxable income	-	-
Total current tax provision	-	-

	December 31	December 31
	2015	2014
	$	$
Deferred Tax Provision:
Federal-
Loss carry forwards	2,966	118
Change in valuation allowance	(2,966)	(118)
Total deferred tax provision	-	-

The Company had deferred income tax assets as of December 31, 2015 as follows:

	December 31	December 31
	2015	2014
	$	$

Loss carryforwards	2,966	118
Less - Valuation allowance	(2,966)	(118)

Total net deferred tax assets	-	-

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 5 – INCOME TAXES (continued…)

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2015 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2015, the Company had approximately $20,563 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2035.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 6 – RELATED PARTY TRANSACTIONS

Details of transactions between the Company and related parties are disclosed below:

The following entities have been identified as related parties :

Mr. Zev Turetsky	- Director and greater than 10% stockholder

	December 31	December 31
	2015	2014
The following transactions were carried out with related parties:	$	$

Balance sheet:
Loan with related party	26,303	1,988

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

ZEV VENTURES INC

INTERIM FINANCIAL STATEMENTS

(unaudited)

for the three months ended March 31, 2016

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Zev Ventures Inc

We have reviewed the accompanying balance sheets of Zev Ventures Inc as of March 31, 2016, and the related interim statements of operations, changes in stockholder's deficit and cash flows for the three month periods ended March 31, 2016. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Zev Ventures Inc as of December 31, 2015, and the related statements of operations, stockholders’ equity, and cash flows for the period then ended and in our report dated May 13, 2016, we expressed an unqualified opinion, with an explanatory note on going concern, on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2015, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The interim financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit and has not established a source of revenue and as such, has incurred an operating losses since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See the notes to the financial statements for further information regarding this uncertainty.

May 13, 2016

ZEV VENTURES INC

BALANCE SHEETS

		March 31	December 31
		2016	2015
		(unaudited)
		$	$
ASSETS

Current assets:
Cash and cash equivalents		2,624	5,174
Inventory		4,281	2,866

TOTAL ASSETS		6,905	8,040

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities :
Accounts payable		4,000	2,000
Loan from related party		26,303	26,303
Total liabilities		30,303	28,303

Stockholder's Deficit	3
Common stock, $0.0001 par value; 75,000,000 shares authorized; 3,000,000 shares issued and outstanding at March 31, 2016		300	300
Accumulated deficit		(23,698)	(20,563)
Total Stockholder's Deficit		(23,398)	(20,263)

TOTAL LIABILTIES AND STOCKHOLDER'S DEFICIT		6,905	8,040

The accompanying notes are an integral part of these financial statements.

ZEV VENTURES INC

STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2016 (Unaudited)	Three Months Ended March 31, 2015 (Unaudited)	Year Ended December 31, 2015
	$	$	$

Sales	741	-	3,891

Cost of Sales	1,124	-	5,409

Gross Profit	(383)	-	(1,518)

Operating expenses :
Professional fees
Audit fees	2,000	3,500	9,500
Legal fees	750	6,000	6,000
Bank charges	2	51	140
Filing fees	-	-	2,558
Miscellaneous	-	-	59

Total operating expenses	(2,752)	(9,551)	(18,257)

Net loss	(3,135)	(9,551)	(19,775)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	-0.0010	-0.0032	-0.0066

Weighted-average number of common shares outstanding	3,000,000	3,000,000	3,000,000

ZEV VENTURES INC

STATEMENT OF STOCKHOLDER'S DEFICIT

For the Three Month Period Ended March 31, 2016

(Unaudited)

	Common Stock
	Shares	Amount	Accumulated Deficit	Total Stockholder's Deficit
		$	$	$

Inception (December 22, 2014)	-	-	-	-

Common stock issued for cash at $0.0001 per share	3,000,000	300	-	300

Loss for the period	-	-	(788)	(788)

Balance at December 31, 2014	3,000,000	300	(788)	(488)

Loss for the Year			(19,775)	(19,775)

Balance at December 31, 2015	3,000,000	300	(20,563)	(20,263)

Loss for the First Quarter			(3,135)

Balance at March 31, 2016	3,000,000	300	(23,698)	(20,263)

ZEV VENTURES INC

STATEMENT OF CASH FLOWS

	Three month period ended March 31, 2016 (Unaudited)	Three month period ended March 31, 2015 (Unaudited)	Year Ended December 31, 2015
	$	$	$

CASH FLOW FROM OPERATING ACTIVITIES

Net loss	(3,135)	(9,551)	(19,775)
Increase in inventory	(1,415)	-	(2,866)
Increase in accounts payable	2,000	(2,930)	2,000
Net cash used in operating activities	(2,550)	(12,481)	(20,641)

CASH FLOW FROM INVESTING ACTIVITIES	-	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-
Proceeds from loan from related party	-	11,000	24,315
Net cash provided by financing activities	-	11,000	24,315

Increase in cash and cash equivalents	(2,550)	(1,481)	3,674

Cash and cash equivalents at the beginning of the period	5,174	1,500	1,500

Cash and cash equivalents at the end of the period	2,624	19	5,174

ZEV VENTURES INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Zev Ventures Inc. (the “Company”) is a Nevada Corporation, incorporated under the laws of the State of Nevada on December 22, 2014. The Company's business plan involves purchasing tickets online for popular sport's events and reselling them through online marketplaces.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of March 31, 2016, and for the periods then ended are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of March 31, 2016, and the results of its operations and its cash flows for the periods ended March 31, 2016. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2016. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Company’s audited financial statements as of December 31, 2015, filed with the SEC, for additional information, including significant accounting policies.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Use of Estimates

The preparation of the interim financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at March 31, 2016, the Company has a working capital deficit of $23,398 and a loss from operations of $3,135 and an accumulated deficit of $23,698. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2016.

ZEV VENTURES INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued...)

Going concern (continued…)

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Inventory

The Company purchases online tickets to sporting events that are held as inventory. Inventories are presented at the lower of cost or market and are expensed through cost of sales when sold. The company plans to utilize the specific identification method of accounting for inventory since each ticket is identifiable by a unique ticket number and is easy to track from purchase up to sale As at March 31, 2016 the Company has $4,281 in inventories

Property, plant and equipment

The Company does not own any property, plant and equipment.

Accounts payable and accrued liabilities

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue recognition

Revenues are generated through the sale of inventory. The Company recognizes revenue when the online sale has been processed as delivery has occurred, the selling price has been determined and proceeds have been collected.

ZEV VENTURES INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued…)

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at March 31, 2016, the Company had no potentially dilutive shares.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Quoted prices in active markets for identical instruments;

Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Recent Accounting Standards Updates

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in Accounting Standards Codification ("ASC") Topic 275, "Risks and Uncertainties", is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014 and for interim reporting periods beginning after December 15, 2015, with early adoption permitted.

Recently Adopted Accounting Pronouncements

In the period ended December 31, 2014, the Company elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage. We do not believe that the adoption of any other recently issued accounting pronouncements in 2014 will have a significant impact on our financial position, results of operations, or cash flow.

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 3 – LOAN FROM RELATED PARTY

	March 31	December 31
	2016	2015
	$	$
Loans from related parties	26,303	26,303

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 4 – STOCKHOLDER’S DEFICIT

Common Stock

On December 22, 2014, the Company issued 3,000,000 shares of common stock to the director of the Company at a price of $0.0001 per share, for $300 cash.

NOTE 5 – INCOME TAXES

The provision (benefit) for income taxes for the three months period ended March 31, 2016 and 2015 was as follows (assuming a 15% effective tax rate):

	March 31	March 31
	2016	2015
	$	$
	(Unaudited)	(Unaudited)
Current Tax Provision:
Federal-
Taxable income	-	-
Total current tax provision	-	-

	March 31	March 31
	2016	2015
	$	$
Deferred Tax Provision:	(Unaudited)	(Unaudited)
Federal-
Loss carry forwards	470	1,433
Change in valuation allowance	(470)	(1,433)
Total deferred tax provision	-	-

ZEV VENTURES INC

NOTES TO THE FINANCIAL STATEMENTS (continued…)

NOTE 5 – INCOME TAXES (continued…)

The Company had deferred income tax assets as of March 31, 2016 and December 31, 2015 as follows:

	March 31	December 31
	2016	2015
	$	$
	(Unaudited)
Loss carryforwards	3,436	2,966
Less – Valuation allowance	(3,436)	(2,966)

Total net deferred tax assets	-	-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended March 31, 2016 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

NOTE 6 – RELATED PARTY TRANSACTIONS

Details of transactions between the Company and related parties are disclosed below:

The following entities have been identified as related parties :

Mr. Zev Turetsky	- Director and greater than 10% stockholder

	March 31	December 31
	2016	2015
	$	$
	(Unaudited)
The following transactions were carried out with related parties:

Balance sheet:

Loan with related party	26,303	26,303

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

PROSPECTUS

Zev Ventures, Inc.

500C Grand St.

Apartment 3G

New York NY, 10002

(631) 418-7044

2,000,000OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

July ___, 2016

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On December 29, 2014 the Company issued 3,000,000 shares of common stock to Mr. Turetsky for cash at $0.0001 per share for a total of $300.00.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of Zev Ventures, Inc.*
3.2	Bylaws of Zev Ventures, Inc.*
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered*
23.1	Auditor Consent*
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)*
99.1	Subscription Agreement*

* Previously filed

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 18th day of July 2016.

Zev Ventures, Inc.

By:	/s/ Zev Turetsky
Name:	Zev Turetsky
Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zev Turetsky, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Zev Ventures, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Zev Turetsky	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	July 18, 2016
Zev Turetsky

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